UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2024
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2411 Dulles Corner Park
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(571) 267-1571
(Registrant’s telephone number, including area code)
13241 Woodland Park Road
Suite 300
Herndon, Virginia 20171
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, exercisable for shares of Class A common stock at an exercise price of $92.00 per share	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2024, BlackSky Technology Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split (the “Reverse Stock Split”) of the Company’s issued shares of Class A common stock, par value $0.0001 per share (the “Common Stock”). The Certificate of Amendment became effective on September 6, 2024 at 4:15 p.m. Eastern Time, and the Common Stock will begin trading on a reverse stock split-adjusted basis on the New York Stock Exchange on the opening of trading on September 9, 2024.

An amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued Common Stock, at a ratio of 1-for-2 to 1-for-25, to be determined in the sole discretion of the Company’s board of directors (the “Reverse Stock Split Proposal”), was approved by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) held on September 4, 2024. The specific Reverse Stock Split was subsequently approved by the Company’s board of directors on September 4, 2024.

As a result of the Reverse Stock Split, every eight issued shares of the Common Stock were automatically combined into one issued share of the Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be paid in cash.

In addition, proportional adjustments were made to the number of shares of the Common Stock issuable upon exercise or settlement of the Company’s outstanding equity awards and warrants, the applicable exercise price and the number of shares of the Common Stock reserved for future issuance under the Company’s equity incentive plans.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this Report as Exhibit 3.1.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On September 4, 2024, the Company held the Annual Meeting. Holders of the Common Stock were entitled to one vote on each proposal for each share held as of the close of business on July 16, 2024, the record date for the Annual Meeting. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.    Election of Class III Directors.

Each of the following nominees was elected to serve as a Class III director and to hold office until the Company's 2027 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until such director's earlier death, resignation or removal, based on the following results of voting:

Nominee	For	Withheld	Broker Non-Votes
Brian O'Toole	60,981,119	18,525,833	29,440,423
James Tolonen	54,185,139	25,321,813	29,440,423

2.    Ratification of Appointment of Independent Registered Public Accounting Firm.

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified based on the following results of voting:

For	Against	Abstained	Broker Non-Vote
108,426,656	168,531	352,188	0

3.    Approval of the Reverse Stock Split.

The Reverse Stock Split Proposal was approved based on the following results of voting:

For	Against	Abstained	Broker Non-Vote
104,666,960	3,991,424	288,991	0

Item 8.01. Other Events.

On September 4 , 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackSky Technology Inc. as filed on September 4, 2024 with the State of Delaware
99.1	Press Release of BlackSky Technology Inc. dated September 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2024

BLACKSKY TECHNOLOGY INC.

By:	/s/ Chris Lin
Name: Chris Lin
Title: General Counsel and Chief Administrative Officer